Exhibit 23.1





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about November 14, 2000) pertaining to The LESCO, Inc. 2000 Broad Based Stock Option Plan and The LESCO, Inc. 2000 Stock Incentive Plan of our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of LESCO, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Cleveland, Ohio
November 9, 2000